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                                                                    EXHIBIT 11.0


                             NATIONAL REALTY, L.P.
                         A DELAWARE LIMITED PARTNERSHIP
                        Computation of Earnings Per Unit


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


                                                   For the Three Months                     For the Nine Months
                                                    Ended September 30,                     Ended September 30,
                                          ------------------------------------      --------------------------------
                                              1995                  1994                 1995               1994
                                          --------------      ----------------      --------------     -------------
                                                               (dollars in thousands, except per unit)
Net (loss)...................             $       (1,039)     $       (1,272)     $        (3,620)    $      (2,900)

 Less - General Partner's
  1.99% Interest.............                        (21)                (25)                 (72)              (58)
                                          --------------      --------------      ---------------     -------------

Net (loss) allocable to
 Limited Partners............             $       (1,018)     $       (1,247)     $        (3,548)    $      (2,842)
                                          ==============      ==============      ===============     =============


Earnings Per Unit

 Net (loss)..................             $         (.48)     $         (.58)     $         (1.66)    $       (1.33)
                                          ==============      ==============      ===============     =============


Weighted average units of
 limited partner interest
 used in computing earnings
 per unit....................                  2,139,355           2,139,607            2,139,380         2,139,607
                                          ==============      ==============      ===============     =============
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